UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): December 1, 2015

TERADATA CORPORATION

(Exact Name of Registrant as Specified in its Charter)

Delaware	001-33458	75-3236470
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

10000 Innovation Drive Dayton, Ohio		45342 (Zip Code)
(Address of Principal Executive Offices)

Registrant’s telephone number including area code: (866) 548-8348

N/A

(Former Name or Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

As part of its previously announced business transformation and cost reduction process, Teradata Corporation (the “Company” or “Teradata”) is exiting its Marketing Applications business so that Teradata can focus exclusively on its core Data and Analytics business. Accordingly, in light of its new single business model, on December 1, 2015, the Company’s Board of Directors (the “Board”) decided to dissolve the co-president management structure. As a result, the Board eliminated the Co-President position held by Hermann Wimmer and he is no longer an executive officer as of that date. In addition, as of December 1, 2015, Robert Fair has been named the Company’s Chief Operating Officer and Michael Koehler has been named President in addition to his current position as Chief Executive Officer of the Company.

The Company and Mr. Wimmer are negotiating the terms of certain arrangements that will apply to his separation from Teradata and its German subsidiary with whom he has an employment agreement, and the Company will promptly file an amendment to this Form 8-K to include a description of the terms and conditions of any material separation arrangements after that information is determined or becomes available.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Teradata Corporation

By:	/s/ Laura K. Nyquist
Name: Laura K. Nyquist
Title: General Counsel and Secretary

Dated: December 2, 2015